Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Zuora, Inc.:

We consent to the use of our report incorporated by reference herein.

Our report dated March 31, 2021, on the consolidated financial statements, refers to Zuora, Inc.’s adoption of Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 842, Leases, as of February 1, 2019.

/s/ KPMG LLP

Santa Clara, California
March 31, 2021